EXHIBIT 10(iii)(A)(3)

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT effective as of January 1, 2007, between THE INTERPUBLIC GROUP OF COMPANIES, INC. (“Interpublic”) and PHILIPPE KRAKOWSKY(“Executive”).

WITNESSETH:

WHEREAS, Interpublic and Executive are parties to an Employment Agreement made as of January 1, 2006 as amended on September 12, 2007 (collectively, the “Agreement”);

WHEREAS, as of January 1, 2007, Interpublic and Executive agreed that Executive’s car and club allowances would be discontinued and that Executive’s base salary would be increased by a corresponding amount as a result;

NOW, THEREFORE, in consideration of the mutual promises set forth herein and in the Agreement, the parties hereto, intending to be legally bound, hereby amend the Agreement effective January 1, 2007, as follows:

1. Incorporation by Reference. All provisions of the Agreement are hereby incorporated herein by reference and shall remain in full force and effect except to the extent that such provisions are expressly modified by the provisions of this Amendment.

2. Allowances. Section 6.04 shall be amended in its entirety to read as follows: “Executive shall be reimbursed for actual parking expenses in New York City relating to business purposes, provided that Executive submits substantiation of such expenses in accordance with Interpublic’s standard policies on or before the ninetieth (90th) day of the calendar year next following the calendar year in which the applicable expense is incurred. Interpublic shall pay any reimbursement required by this Section 6.04 within thirty (30) days after it receives Executive’s valid request for reimbursement.” Section 6.05 of the Agreement is hereby deleted in its entirety.

3. Continuation of Benefits and Reimbursements. Section 7.01(iii)(b)(4) and Section 7.01(v) (a)(1) of the Agreement are hereby deleted in their entirety.

IN WITNESS WHEREOF, Interpublic, by its duly authorized officer, and Executive have caused this Amendment to the Agreement to be executed.

The Interpublic Group of Companies, Inc.		Executive

BY:	/s/ Timothy Sompolski		/s/ Philippe Krakowsky
	Timothy Sompolski		Philippe Krakowsky
Executive Vice President Chief Human Resources Officer

DATE:	5/1/08	DATE:	April 2, 2008